EXHIBIT 23.1
                                                                    ------------


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-106801 of Interline Brands, Inc. of our report dated March 28, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of SFAS 133, SFAS 142 and SFAS 145), appearing in this Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Independent Auditors" in such Prospectus.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Certified Public Accountants

Jacksonville, Florida
August 11, 2003